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                                                                    EXHIBIT 10.5


ITEX Corporation
[Letterhead]

                               PURCHASE AGREEMENT

     This Agreement, made in Virginia this 18th day of February, 1998, when signed by both parties, will serve as an agreement between ITEX CORPORATION, a Nevada Corporation whose address is 10300 Southwest Greenberg Road, Suite 370, Portland, Oregon 97223 (hereinafter referred to as "ITEX") [BY ITS DULY AUTHORIZED AGENT ITEX USA, Inc., a Virginia Corporation, hereinafter referred to as "ITEX USA"] and ALTERNATIVE ENTERTAINMENT, INC. (hereinafter referred to as "SELLER"), with its principal offices at: 4275 Executive Square, Suite 800, La Jolla, California 92307, Contact: Mr. Ralph Amato, President. Tel: (619) 546-2882 FAX: (619) 546-2881.

1.   PURCHASE AND SALE OF STOCK.

     Subject to the terms and conditions of this Agreement, ITEX agrees to purchase, and SELLER agrees to sell and issue to ITEX, 100,000 shares of SELLER's Common Stock (THE "STOCK") in exchange for $5.30 per share for a total of $530,000 ITEX CASH EQUIVALENT CREDIT (THE "CASH CREDIT"). The Cash Equivalent Credit may be redeemed by SELLER in accordance with the terms and conditions of this Agreement as partial payment toward the purchase of various merchandise, goods and services offered by and through ITEX.

2.   BILL OF SALE.

     This Agreement is considered by the parties to be a Bill of Sale, whereby SELLER hereby warrants and represents it is the rightful owner of the Stock, free and clear of any encumbrance, and title to the Stock is hereby conveyed from SELLER to ITEX.

3.   SELLER'S USE OF CASH CREDIT.

     The Cash Credit that SELLER has earned hereunder, may be used at any time after the signing hereof by SELLER toward the purchase of a very wide array of goods and/or services through ITEX, in accordance with ITEX's reasonable instructions based on the nature of the goods and/or services requested and the industries from which those goods and/or services are to be secured. Over the life of the Cash Credit, Seller shall in good faith submit to ITEX written purchase requests which total the amount of the Cash Credit issued herein to Seller.

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 2

4.   PURCHASE REQUESTS.

     To utilize its Cash Credit, SELLER must identify to ITEX, in writing, those specific Stock and /or services it wishes to purchase. All said purchase requests must be forwarded only to ITEX's duly authorized Agent ITEX USA. ITEX must take prompt and timely action to carry out its obligations under this Agreement.

                     FORWARD ALL PURCHASE REQUESTS ONLY TO:

                             ITEX USA, INC.
                             321 Greenhill Street
                             Great Falls, Virginia 22066
                             Telephone: (703) 757-5100
                             FAX: (703) 757-5121

5.   THE PURCHASE REQUEST MEMORANDUM ("PRM").

     ITEX will provide SELLER with ITEX Purchase Request Memorandums ("PRM") for use by SELLER in its submission of its written purchase requests. A reasonable and legitimate purchase request should include as much detail as possible to assist ITEX in completing said purchase requests on behalf of SELLER, including: quantity, brands, delivery or storage requirements, delivery timing, model numbers, current verifiable price, current bids or quotes, current or preferred vendor's name and other vendor information if needed by ITEX. SELLER understands that ITEX cannot begin its efforts to fulfill SELLER's purchase request(s) until such time as SELLER provides ITEX with this information. Since time is of the essence in transactions involving ITEX Cash Credit, SELLER agrees to provide ITEX with as much lead time as possible to work on SELLER's PRMs. ITEX will assist SELLER by reviewing each such PRM and providing SELLER in a timely fashion notice of any further information needed by ITEX to fulfil the request.

6.   BENCHMARK PRICE.

     The purchase prices of the goods/services requested by SELLER will be determined by the lowest price that is verified in written form as available to SELLER through its third party vendors, suppliers or sources (the "Benchmark Price"). SELLER agrees to provide ITEX with that information or documentation asked of SELLER by ITEX in its effort to perform under its obligation to SELLER to successfully complete any legitimate purchase request. Any purchase request not accompanied by that information or documents and /or forms needed by ITEX does not constitute a reasonable or legitimate purchase request as contemplated by this Agreement.

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 3

7.   PERCENTAGE OF CASH AND ITEX CASH CREDIT.

     SELLER understands that the purchases made by SELLER with its Cash Credit will require a certain percentage of U.S. Dollars as part of the total purchase price of the merchandise, goods and/or services requested by SELLER. ITEX cannot warrant or represent that it has the ability to complete each and every purchase request made by SELLER and SELLER understands that the actual percentage of U.S. Dollars required in each purchase made by SELLER with Cash Credit could vary widely from one purchase to another. ITEX will exert best efforts to accomplish as many purchase requests that are acceptable to SELLER as are reasonably possible with regard to the use of SELLER's Cash Credit and SELLER agrees that it will carry out its obligations under this Agreement in good faith. ITEX will not unreasonably delay taking action upon Seller's PRM's.

8.   SELLER'S FAILURE TO MAKE PURCHASE REQUESTS.

     SELLER understands that the successful redemption of the SELLER's Cash Credit earned hereunder relies directly upon SELLER's obligation and responsibility to make purchase requests of ITEX by the submission of PRMs to ITEX under this Agreement. Any failure by SELLER to make purchase requests, or to submit PRMs to ITEX in accordance with the terms and conditions set forth herein, will under no circumstances, at any time or in any way inure to the detriment of ITEX.

9.   LIFE OF THE CASH CREDIT.

     ITEX's obligation to SELLER, represented in this Agreement, will expire fully and finally sixty (60) months from the date hereof, or at such earlier time as SELLER's Cash Credit is fully exhausted by charges in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, in the event SELLER has, prior to expiration of the sixty (60) month term, submitted to ITEX Purchase Request Memoranda which would, if fulfilled, result in the use of $100,000 of the Cash Credit, then the balance of the Cash Credit shall remain available for spending by SELLER for an additional sixty (60) months.

10.  TRANSACTION FEE.

     When SELLER transfers, assigns, utilizes or spends any of its Cash Credit earned hereby, SELLER agrees to pay a transaction fee to ITEX in an amount equal to twelve percent (12%) of the amount of Cash Credit transferred, assigned, utilized, or spent. This transaction fee will be payable to ITEX's duly authorized Agent, ITEX USA, payable net upon receipt of ITEX USA's invoice or as required of SELLER in the PRM Acceptance Memorandum.

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 4

11.  CLOSING.

     The purchase and sale of the shares of SELLER's Common Stock being purchased by ITEX shall take place at the office of ITEX USA, Inc., 321 Greenhill Street, Great Falls, Virginia 22066, and simultaneously at the office of Alternative Entertainment, 4275 Executive Square, Suite 800, La Jolla, California 92307, upon execution of this Agreement (which time, date, and place are referred to in this Agreement as THE "CLOSING"). Upon execution of this Agreement, SELLER shall issue in the name of ITEX Corporation the certificates representing the shares of the Stock that ITEX is purchasing, and shall deliver the same by forwarding the Stock Certificates to ITEX USA, Inc., c/o John M. Ballenger, Attorney at Law, Escrow Agent, 124 South Royal Street, Alexandria, Virginia 22314, by one day overnight air express. In consideration and payment for the Stock, the sufficiency of which is hereby acknowledged, ITEX does hereby agree to credit SELLER with an ITEX Cash Credit in an amount equal to the purchase price of the Stock.

12.  REPRESENTATIONS AND WARRANTIES OF SELLER.

     SELLER hereby makes the following representations and warranties to ITEX:

     12.1. ORGANIZATION AND STANDING. SELLER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that SELLER need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operation or financial condition. On or prior to Closing, SELLER shall provide ITEX with a Certificate of Good Standing from the Secretary of State for the State of Nevada.

     12.2. CAPITALIZATION. The authorized capital of SELLER consists of approximately 3,100,000 shares of Common Stock outstanding prior to the Closing of an intended Merger to become a Publicly Traded Company. SELLER intends to proceed with a Rule 504 Offering to raise $1,000,000 and will subsequently undertake additional Offerings as needed. Such offerings will result in dilution of the Common Shares of stock and to the ITEX Shareholders.

     12.3. RIGHTS. There are no options, warrants, conversion privileges, preemptive rights or other rights which will interfere to the detriment of ITEX with the fulfillment of this Agreement.

     12.4. HOLDERS. A list of the holders of SELLER's outstanding Common Stock shall be delivered to counsel for ITEX. Such a list shall be a complete and correct list of the record

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 5

owners and (to the best of SELLER's knowledge) beneficial owners of all of SELLER's outstanding capital stock (including the amounts of Common Stock owned by each such owner) as of the date of this Agreement.

     12.5. SUBSIDIARIES. SELLER does not presently own or control, directly or indirectly, any other corporation, association, joint venture, partnership, or other business entity, with the exception of Boys Toys Cabarets, Inc., a California corporation, which is a wholly owned subsidiary of SELLER.

     12.6. AUTHORIZATION. All corporate action on the part of SELLER and its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations of SELLER under this Agreement and for the authorization, issuance, and delivery of the Stock being sold under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of SELLER enforceable in accordance with its terms.

     12.7. VALIDITY OF STOCK. The Stock, when issued, sold, and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid, and nonassessable.

     12.8. GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of SELLER required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933 or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor.

     12.9. COMPLIANCE WITH OTHER INSTRUMENTS. SELLER is not in violation of any provisions of its Articles of Incorporation or Bylaws as amended and in effect on and as of the Closing, or, in any material respect, of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is a party, or, to the best of its knowledge, of any provision of any federal or state judgment, writ, decree, order statute, rule or governmental regulation applicable to SELLER. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision. There is not such provision that materially and adversely affects, or in the future may (so far as SELLER can now foresee) materially and adversely affect, SELLER's business, prospects, conditions, affairs, operations, properties or assets.

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 6

     12.10. MISLEADING STATEMENTS. No representation or warranty by SELLER in this Agreement or in any written statement or certificate furnished or to be furnished to ITEX pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

     12.11. LITIGATION. There is no action, proceeding or investigation pending or threatened against SELLER or any of its employees before any court or administrative agency (or any basis therefore known to SELLER), that might result, either individually or in the aggregate, in any material adverse change in the business, prospects, condition, affairs, operations, properties or assets of SELLER or in any material liability on the part of SELLER. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to SELLER) involving the prior employment of any of SELLER's employees or their use in connection with SELLER's business of any information or techniques allegedly proprietary to any of their former employers.

     12.12. PATENTS; TRADEMARKS. To the best of its knowledge (but without having conducted any special investigation or patent search), SELLER owns or possesses, has access to, or can become licensed on reasonable terms under, all patents, inventions, trademarks, trade names, copyrights, licenses, information, proprietary rights and processes necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others. SELLER has not received any notice of infringement of or conflict with the asserted rights of others.

     12.13. TAXES. SELLER has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns, with the exception of unpaid taxes in the amount of $16,000. The United States income tax returns of SELLER have not been audited by the Internal Revenue Service. Except as set forth above, no deficiency assessment or proposed adjustment of SELLER's United States income tax or state or municipal taxes is pending and SELLER has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements.

     12.14. EMPLOYEES. SELLER does not have any employment contracts with any of its employees not terminable at will and does not have any collective bargaining agreements covering any of its employees. Other than as disclosed to ITEX in writing, there have been no, nor are there proposed to be any, material transactions between SELLER and any of its officers,

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 7

directors or holders of five percent (5%) or more of any class or series of its capital stock or any of their affiliates.

     12.15. INSURANCE. SELLER has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

13.  REPRESENTATIONS AND WARRANTIES OF ITEX.

     ITEX hereby makes the following representations and warranties to SELLER:

     13.1. ORGANIZATION AND STANDING. ITEX is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that ITEX need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operation or financial condition.

     13.2. AUTHORIZATION. All corporate action on the part of ITEX and its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations of ITEX under this Agreement and for the purchase and receipt of the Stock being sold under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of SELLER enforceable in accordance with its terms.

     13.3. MISLEADING STATEMENTS. No representation or warranty by ITEX in this Agreement or in any written statement or certificate furnished or to be furnished to SELLER pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

14.  FEDERAL AND OTHER SECURITIES LAWS.

     14.1. INVESTMENT REPRESENTATION.

     14.1.1. This Agreement is made with ITEX in reliance upon ITEX's representation to SELLER, which by its acceptance hereof ITEX confirms, that the shares of the Stock to be received by it will be acquired for investment for its own account, not as a nominee or agent,

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 8

and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participations in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, ITEX further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to any of the shares of the Stock.

     14.1.2. ITEX understands that the Stock is not registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to section 4(2) thereof, and that SELLER's reliance on such exemption is predicated on ITEX's representations set forth herein. ITEX realizes that the basis for the exemption may not be present if, notwithstanding such representations, ITEX has in mind merely acquiring shares of the Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. ITEX has no such intention.

     14.1.3. ITEX represents that it is experienced in evaluating and investing in companies such as SELLER, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. ITEX further represents that it has had access, during the course of the transaction and prior to its purchase of its shares of the Stock, to the same kind of information that would be provided in a registration statement filed by SELLER under the 1933 Act and that it has had, during the course of the transaction and prior to its purchase of its shares of the Stock, the opportunity to ask questions of, and receive answers from, SELLER concerning the terms and conditions of the offering and to obtain additional information (to the extent SELLER possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

     14.1.4. ITEX understands that the Stock may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock or an available exemption from registration under the 1933 Act, the Stock must be held indefinitely. In particular, ITEX is aware that the Stock may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about SELLER. Such information is not now available and SELLER has no present plans to make such information available.

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 9

     14.1.5. ITEX agrees not to make, without the prior written consent of SELLER, any public offering or sale of the Stock, although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which SELLER effects its initial registered public offering pursuant to the Securities Act or (ii) the date on which it becomes a registered SELLER pursuant to Section 12(g) of the Securities Exchange Act of 1934.

     14.2. LEGENDS; STOP TRANSFER.

     14.2.1. All certificates for shares of the Stock may bear, at SELLER's option, the following legend:

     These securities have not been registered under the United States Securities Act of 1933, as amended, and may not be sold, transferred, assigned, pledged or hypothecated absent an effective registration thereof under such Act or compliance with Rule 144 promulgated under such Act, or unless Alternative Entertainment, Inc., has received an opinion of counsel, satisfactory to Alternative Entertainment, Inc., and its counsel, that such registration is not required.

     14.2.2. The certificates for shares of the Stock shall also bear any legend required by any applicable state securities law.

     14.2.3. In addition, SELLER shall make a notation regarding the restrictions on transfer of the Stock in its stockbooks, and shares of the Stock shall be transferred on the books of SELLER only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of this Agreement.

15.  REGISTRATION RIGHTS.

     15.1. CERTAIN DEFINITIONS. For purposes of this Section, the following terms shall have the meanings set forth below:

     i. "Closing" shall mean the date of the sale of the Common Stock which is the subject of this Agreement.

     ii. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 10

     iii. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     iv. "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registerable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

     v.    "Investor" shall mean ITEX, its successors and permitted assigns.

     vi. "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the SELLER, are entitled to include their securities in certain registrations hereunder.

     vii. "Registerable Securities" shall mean (i) shares of Common Stock issued pursuant to this Agreement and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registerable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

     viii. The term "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     ix. "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursement of counsel for the SELLER, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the SELLER, which shall be paid in any event by the SELLER).

     x. "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     xi. "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 11

     xii. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     xiii. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registerable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

     xiv. "Shares" shall mean the SELLER's Common Stock.

     15.2. SELLER REGISTRATION.

     If the SELLER shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration from that does not permit secondary sales, the SELLER will:

     i.  Promptly give to each Holder written notice thereof; and

     ii. Include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registerable Securities issued pursuant to this Agreement.

     15.3. UNDERWRITING. If the registration of which the SELLER gives notice is for a registered public offering involving an underwriting, the SELLER shall so advise the Holders as a part of the written notice given pursuant to the foregoing Subparagraph. In such event, the right of any Holder to registration pursuant to this Subparagraph shall be conditioned upon such Holder's participation in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the SELLER and the other holders of securities of the SELLER with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the SELLER.

     15.4. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section hereof shall be borne by the SELLER.

     15.5. REGISTRATION PROCEDURES. In the case of any registration effected by the SELLER pursuant to this Section, the SELLER will keep each Holder advised in writing as to the

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 12

initiation of each registration and as to the completion thereof. At its expense, the SELLER will use its best efforts to:

     i.   Keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the SELLER;

     ii. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     iii. Furnish such numbered prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

     iv. Notify each seller of Registerable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or any amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     v. Cause all such Registerable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the SELLER are then listed;

     vi. Provide a transfer agent and registrar for all Registerable Securities registered pursuant to such registration statement, in each case not later than the effective date of such registration; and

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STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 13

     vii. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     15.6. INDEMNIFICATION.

     i. The SELLER will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Paragraph, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act, any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings or settlements) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the SELLER of the Securities Act or any rule or regulation thereunder applicable to the SELLER and relating to action or inaction required of the SELLER in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the SELLER will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the SELLER by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnify agreement contained in this Subparagraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the SELLER (which consent has not been unreasonably withheld).

     ii. Each Holder will, if Registerable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the SELLER, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the SELLER's securities covered by such a registration statement, each person who controls the SELLER or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers,

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 14

directors and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the SELLER and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the SELLER by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is made without the consent of such Holder (which consent shall not be unreasonably withheld).

     iii. Each party entitled to indemnification under this Subparagraph (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified party (whose approval shall not unreasonably be withheld), and the Indemnified party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, to the extent such failure is not prejudicial. No Indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     iv. If the indemnification provided for in this Subparagraph is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 15

by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     v. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     15.7. INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the SELLER such information regarding such Holder and the distribution proposed by such Holder as the SELLER may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section.

     15.8. LIMITATION ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the SELLER shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the SELLER giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

     15.9. TRANSFER OF REGISTRATION RIGHTS. The registration rights of ITEX under this Section may be transferred to any transferee who acquires at least five percent (5%) of the Shares or an equivalent amount of Registrable Securities; provided, however, that the SELLER is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Paragraph are being assigned.

     15.10. LOCKUP AGREEMENT. The parties hereby agree to lockup the shares acquired by ITEX Corporation in accordance with the provisions of "THE AGREEMENT TO LOCKUP STOCKHOLDINGS" shown as Exhibit A attached hereto and incorporated by reference here.

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 16

     15.11. DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section.

     15.12. TERMINATION OF THE SELLER'S OBLIGATIONS. The SELLER's obligations pursuant to this Section shall expire three (3) years after the SELLER first becomes subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934.

16.  COVENANTS OF THE SELLER.

     16.1. ANNUAL SEC REPORTS. From the date Seller becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), SELLER shall deliver to ITEX copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

     16.2. TRADE SECRETS AND CONFIDENTIAL INFORMATION. Nothing in this Agreement shall confer upon ITEX the right to have access to any trade secrets or classified information of the SELLER. ITEX hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Agreement. The SELLER shall not be required to comply with Sections 16(d) if the SELLER reasonably determines ITEX to be a competitor or an officer, employee, director or greater than 10% stockholder of a competitor.

     16.3. PROMPT PAYMENT OF TAXES, ETC. The SELLER will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the SELLER or any subsidiary; provided, however, that any such tax, assessment charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the SELLER shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the SELLER will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The SELLER will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the SELLER's Board of Directors, all other indebtedness incident to operations of the SELLER.

     16.4. MAINTENANCE OF PROPERTY AND LEASES. The SELLER will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the SELLER and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 17

any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the SELLER.

     16.5. INSURANCE. Except as otherwise decided in accordance with policies adopted by the SELLER's Board of Directors, the SELLER will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the SELLER's line of business, and the SELLER will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     16.6. ACCOUNTS AND RECORDS. The SELLER will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     16.7. COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The SELLER and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     16.8. MAINTENANCE OF CORPORATE EXISTENCE, ETC. The SELLER shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the SELLER to be necessary to the conduct of their business.

     16.9. PROPRIETARY INFORMATION AND INVENTION AGREEMENTS. The SELLER will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

     16.10. EMPLOYEE AND OFFICER STOCK ARRANGEMENTS. The SELLER will not, without the approval of the Board of Directors, issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the SELLER or a subsidiary except for (a) the issuance of shares of Common Stock pursuant to any currently outstanding stock options. Each acquisition of any shares of capital stock of the SELLER or any option or right to acquire any shares of capital stock of the SELLER by an employee, officer or director of the SELLER will be conditioned upon the execution and delivery by the SELLER and such employee, officer or director of an agreement substantially in a form approved by the Board of Directors of the SELLER.

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 18

     16.11. TERMINATION OF COVENANTS. The covenants set forth in this Section 16 shall terminate and be of no further force and effect after the time of effectiveness of the SELLER's first firm commitment underwritten public offering registered under the Securities Act.

17.  MUTUAL FORCE MAJEURE.

     Should either party hereto be unable to provide Stock (if SELLER) or goods and/or services (if ITEX) to the other hereunder by reason of: acts of God, labor or materials shortages, Stock breakdown, air or ground delays or other traffic problems, fires, explosions, breakdown of facilities, strikes, or civil authority or any other causes which are beyond the control of either party, hereinafter referred to as "Force Majeure", ITEX or SELLER shall give prompt notice to the other party, and the obligations of the party giving notice hereunder will be suspended to the extent made necessary by such Force Majeure. Said party shall use its best efforts to eliminate and correct the effect of such Force Majeure as completely as is reasonably possible or practicable, and shall use its best efforts to make up any deficiencies in the delivery of said Stock or goods, and/or services caused thereby, as soon as possible after the termination of the Force Majeure.

18.  ITEX USA, INC. SUPPORTS ITEX OBLIGATIONS UNDER THIS AGREEMENT.

     ITEX has contracted with ITEX USA, Inc., a Virginia Corporation, with its principal offices at 321 Greenhill Street, Great Falls, Virginia 22066-3516, to act as ITEX's duly authorized agent hereunder in all communication, interaction and liaison between ITEX and SELLER on behalf of ITEX. ITEX USA will provide all of the contract management and logistical support of ITEX's performance obligations under this Agreement, including but not limited to, the re-sale of the Stock purchased from SELLER by ITEX, the issuance to SELLER of the shipping instructions of the Stock, the servicing of SELLER's PRMs and Cash Credit spending activity, the billing and collection of ITEX Transaction Fees and other U.S. Dollar amounts due to ITEX, and any enforcement of ITEX's rights and interests hereunder. ITEX USA under its Exclusive Agency Agreement with ITEX, is authorized to sign this Agreement on behalf of ITEX and to bind ITEX to the terms and conditions hereunder as ITEX's "duly authorized agent".

19.  MISCELLANEOUS.

     19.1. HEADINGS. Section and subsection headings are for convenience of reference only and shall not affect the meanings or interpretation of the contents hereof.

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 19

     19.2. COMPLETE UNDERSTANDING. This Agreement represents the complete understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior negotiations, representations, warranties, statements or agreements, either written or oral, as to the subject matter hereof and thereof. This Agreement may be amended only by a written instrument signed by the party to be charged. No requirement, obligation, remedy or provision of this Agreement shall be deemed to have been waived, unless so waived expressly in writing or waived pursuant to other provisions of this Agreement, and any such waiver of any such provision shall not be considered a waiver of any right to enforce such provision thereafter.

     19.3. NOTICES. All notices authorized or required herein shall be in writing and shall be delivered by hand and evidenced by a written receipt or sent by Express Mail or other similar overnight delivery service and evidenced by written receipt, with provision made for payment by the sender, or by certified mail, return receipt requested and postage prepaid, to SELLER and to ITEX at their respective addresses as set forth above or to such other address as may be designated by notice duly given. Notices shall be deemed to have been given when received, if delivered by hand or by overnight delivery service, or 48 hours after mailing, if mailed.

     19.4. APPLICABLE LAW. This transaction occurs in the Commonwealth of Virginia and this Agreement will be interpreted and construed in accordance with the laws of the Commonwealth of Virginia.

     19.5. COVENANTS BINDING. The covenants, agreements and conditions herein contained shall apply to and bind the successors of the parties hereto and inure to the permitted assigns of ITEX and SELLER.

     19.6. REPRESENTATIONS. The representations, warranties, covenants and agreements contained herein shall be deemed to be material and to have been relied upon by the party to whom they have been made.

     19.7. NON-MERGER. Except as otherwise specifically provided herein, the provisions of this Agreement shall survive the Closing hereunder, and the execution and delivery of the Stock, and shall not be merged therein.

     19.8. COUNTERPART ORIGINALS. This Agreement may be executed in multiple original counterparts, each of which shall be an original, but all of which shall constitute one and the same contract.

     19.9. LITIGATION. In the event that any party is required to resort to litigation to enforce its rights under this Contract, ITEX and SELLER agree that any judgment awarded to the

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 20

prevailing party may include all litigation expenses of the prevailing party, including, without limitation, actual attorneys' fees and court costs. The Circuit Court of the City of San Diego or the U.S. District Court for the Southern District of California (San Diego Division) shall have exclusive jurisdiction over any litigation arising out of or in any way relating to the enforcement or construction of this Agreement. Process shall be served in accordance with California law. In the event SELLER shall initiate litigation, SELLER shall forward a complete copy of the suit and all attachments by certified mail, return receipt requested, postage prepaid, to ITEX USA, Inc., 321 Greenhill Street, Great Falls, Virginia 22066. Notice by mail to ITEX USA, Inc., shall be in addition to and not in lieu of service of process upon ITEX Corporation under California law.

     19.10. GOOD FAITH AND FAIR DEALING. In carrying out their respective obligations under this Agreement, the parties shall act in good faith and deal fairly with one another.

     19.11. MULTIPLE ORIGINALS. This Agreement may be signed in one or more original counterparts each of which shall be deemed on original instrument and together shall constitute the entire Agreement.

     19.12. PARTIAL INVALIDITY. Should any provision of this Agreement become or be deemed invalid, the same shall not invalidate the entire agreement, but only that particular clause or provision involved.

     19.13. HEADINGS. Headings of this Agreement are inserted solely for the purposes of convenience of reference, and are in no manner to be construed as part of this Agreement.

     In witness whereof, the parties have duly executed this Agreement on the date and year first written above.

AGREED, UNDERSTOOD, AND ACCEPTED

SELLER:

ALTERNATIVE ENTERTAINMENT, INC.,

By:    /s/ Ralph Amato                     (SEAL)
   --------------------------------------
Title: President
      -----------------------------------
Date: 2/28/98
     ------------------------------------

STOCK PURCHASE AGREEMENT
ITEX CORPORATION/ALTERNATIVE ENTERTAINMENT, INC.
PAGE 21

ITEX CORPORATION

BY ITS DULY AUTHORIZED AGENT

ITEX, USA, INC.

By: /s/ Melinda G. Houser                (SEAL)
   --------------------------------------
Title: Executive V.P.
      -----------------------------------
Date: 3-23-98
     ------------------------------------

ATTACHMENT TO PURCHASE AGREEMENT OF FEBRUARY 18, 1998

                                   EXHIBIT A

                       AGREEMENT TO LOCK-UP STOCKHOLDINGS

     THIS AGREEMENT TO LOCK-UP STOCKHOLDINGS (the "Agreement") is entered into this 18th day of February 1998 by and between ITEX Corporation, a Nevada corporation, with principal offices at 10300 Southwest Greenberg Road, Suite 370, Portland, Oregon 97223 ("Stockholder") and Alternative Entertainment, Inc., a Nevada corporation, with principal offices at 4275 Executive Square Suite 800, La Jolla, California 92037 (the "Company").

                                    WHEREAS:

          A. The Company and Stockholder are parties to that certain Purchase Agreement, dated February 18, 1998 (the "Purchase Agreement").

          B. Subject to the terms and conditions of the Purchase Agreement, Stockholder is acquiring One Hundred Thousand (100,000) shares (the "Shares") of the Company's Common Stock (par value $0.01).

          C. The Company anticipates that it will complete a tax-free reorganization which will result in the Company becoming a publicly-held company with trading planned on the Over-The-Counter Electronic Bulletin Board.

          D. The Company seeks to establish an orderly market in connection with the planned trading of its common stock (the "Common Stock").

          E. Both the Stockholder and the Company acknowledge and agree that the parties believe that the Shares have a value of Five Dollars ($5.00) per Share.

          F. Stockholder is willing, subject to the terms and conditions of this Agreement, to deposit the Shares and forego any opportunity to sell, transfer, or assign the Shares as provided by this Agreement.

                  NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00 LOCK-UP OF SHARES BY STOCKHOLDER. In consideration of the Company's undertakings to Stockholder as set forth in the Purchase Agreement, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stockholder hereby agrees that neither the Stockholder nor any entity controlled by Stockholder will sell, contract to sell or make any other disposition of, or grant any purchase option for the sale of, any of the Shares. Stockholder's right to sell, transfer, assign, or dispose of the Shares shall be limited as follows:

     1.01. AFTER EXPIRATION OF FIFTEEN MONTHS. After the expiration of fifteen
     (15) months from and after the date at which the Company completes a reorganization and merger with a publicly-held company (the "Merger Date"), Stockholder shall have the right to sell or transfer up to twenty-five percent (25%) of the Shares;

     1.02. AFTER THE EXPIRATION OF EIGHTEEN MONTHS. After the expiration of eighteen (18) months from and after the date at which the Company completes a reorganization and merger with a publicly-held company (the "Merger Date"), Stockholder shall have the right to sell or transfer up to an additional twenty-five percent (25%) of the Shares;

     1.03. AFTER THE EXPIRATION OF TWENTY-ONE MONTHS. After the expiration of twenty-one (21) months from and after the date at which the Company completes a reorganization and merger with a publicly-held company (the "Merger Date"), Stockholder shall have the right to sell or transfer up to an additional twenty-five percent (25%) of the Shares; and

     1.04. AFTER THE EXPIRATION OF TWENTY-FOUR MONTHS. After the expiration of twenty-four (24) months from and after the date at which the Company completes a reorganization and merger with a publicly-held company (the "Merger Date"), Stockholder shall have the right to sell or transfer up to an additional twenty-five percent (25%) of the Shares.

2.00 REPRESENTATIONS OF STOCKHOLDER RE: DOCUMENTS PROVIDED STOCKHOLDER. Stockholder acknowledges and agrees that prior to Stockholder's execution of this Agreement, Stockholder received the following information from the Company:

          1.)  a copy of the Company's Business Plan, dated Jan 1998;

          2.) a copy of the Company's unaudited financial statements, dated 12/31/97;

          3.) a copy of the Agreement for the Purchase of Common Stock between the Company and the shareholders of Wagg Corp.;

          4.)  a copy of the Company's prospectus, dated July 3, 1996; and

          5.) a copy of any other information, documents, and materials about the Company requested by Stockholder.

3.00 FACTORS THAT MAY AFFECT THE VALUE OF THE STOCK TO BE ACQUIRED BY STOCKHOLDER. Stockholder acknowledges and agrees that he understands and fully appreciates that its purchase of the Shares is subject to certain risks, including:

     3.01 DEVELOPMENT STAGE COMPANY. Stockholder understands fully that the Company is a development-stage company. There can be no assurance that the Company will generate any revenues, or if revenues are generated, that the Company can sustain revenues for any period of time or otherwise achieve or maintain profitability.

     3.02 USE OF PROCEEDS. Stockholder understands that upon the Company's receipt of goods and services to be invested by Stockholder will be used for the construction of a planned gentlemen's club in San Francisco, California. In the event that the Company is not successful in raising significant and substantial amounts of additional capital, any proceeds received by the Company from the sale of other securities and the Shares issued to Stockholder will be of little value to Stockholder.

     3.03 NO MINIMUM OFFERING, NO ESCROW ACCOUNT & NO FIRM COMMITMENT. Stockholder understands that there is no minimum offering and no escrow account is or will be established in connection with the sale of the Shares to Stockholder or the funds that the Company receives, if any, from any other offering of securities. Any funds the Company receives from the sale of the Shares or other securities to other investors will be immediately released to the Company. The Company does not have any firm commitment of any underwriter for the sale of any securities and there can be no assurance that the Company will be successful in obtaining any firm commitment from any underwriter to raise any capital.

     3.04. LACK OF INDEPENDENT EVALUATION OF BUSINESS PLAN & PROPOSED STRATEGY. Stockholder acknowledges that he understands that the Company has not obtained any independent evaluation of the Company's Business Plan and the Company's proposed business strategy. There can be no assurance that the Company's planned business or proposed strategy will generate any revenues, or if revenues can be generated, that they can be generated at a level to maintain profitability.

     3.05 LACK OF EXPERIENCED MANAGEMENT. Stockholder understands that the Company's sole officer, Ralph M. Amato, has no substantial recent experience in acquiring, establishing, developing, or operating clubs that feature female exotic dance entertainment. In the event that the Company is successful in raising sufficient additional capital, the Company will need to secure the services of others who possess the management skill, experience, and industry knowledge needed to implement the Company's Business Plan. There can be no assurance that the Company can secure and retain the necessary management to complete these efforts.

     3.06 PRIOR SALE OF SECURITIES & POTENTIAL LIABILITIES. The Company has, since inception, issued nearly two million dollars ($2,000,000) in securities. While these securities were sold upon claims of exemption from the registration requirement and otherwise upon claims that each of them have been offered and sold in conformity with the requirements of state and federal securities laws, there can be no assurance that the Company's prior offering and sale of securities did not comply with the obligations imposed under state and federal securities laws, all investors in this Note Offering may lose all or nearly of their investment.

     3.07 DILUTION. Stockholder acknowledges that upon purchase of the Shares issued hereby, Stockholder will incur immediate and substantial dilution equal to more than 90% of its investment.

     3.08 SUBORDINATE TO CURRENT & FUTURE INDEBTEDNESS. Stockholder acknowledges that the Shares are subordinate to the claims of the Company's existing and future creditors.

     3.09 DEPENDENCE UPON RALPH M. AMATO, LIMITED MANAGEMENT, & ABSENCE OF INSURANCE. Stockholder acknowledges that the Company's success will depend, to a significant extent, on the efforts and abilities of Ralph M. Amato. The Company has no other full time staff or management. The Company has no "key man" insurance on the life of Ralph M. Amato. The loss of Mr. Amato could have a material adverse effect on the Company. The Company also does not have any property, casualty, general liability, or workers' compensation insurance.

     In the event that the Company loses the services of Mr. Amato or otherwise incurs uninsured losses, the Company will likely incur substantial and protracted losses thereby.

     3.10 CONTROL BY MANAGEMENT. In the event that the Company is successful in raising a sufficient amount of additional capital to implement its business plan, control of the Company will likely remain in the hands of its current officer and directors.

     3.11 NO PLANNED DIVIDENDS. The Company does not anticipate that it will pay any dividends on the Company's Common Stock at any time in the foreseeable future.

     3.12 NO ESTABLISHED TRADING MARKET & LOW-PRICED STOCKS. Upon the Company's completion of its planned merger and reorganization with an existing public company, the Company seeks to commence trading in the Company's common stock. As a result, prior to commencement of trading in the Company's Common Stock, there has existed no established trading market for the Company's Common Stock and there can be no assurance that a liquid market for the Company's Common Stock will ever develop. Trading in the Company's Common Shares, if at all, will likely be very limited. Consequently, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under such Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules.

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     In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving a penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and, if the broker/dealer is the sole market-maker, the broker/dealer must disclose this fact and its control over the market. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer. In addition, transactions in a NASDAQ security directly with the NASDAQ market-maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives. Finally, all NASDAQ securities are exempt if NASDAQ raised its requirements for continued listing so that any issuer with less than $2,000,000 in net tangible assets or stockholder's equity would be subject to delisting. These criteria are more stringent than the proposed increase in NASDAQ's maintenance requirements. The Company's securities are subject to the above rules on penny stocks and the market liquidity for the Company's securities could be SEVERELY AFFECTED by limiting the ability of broker/dealers to sell the Company's securities.

     3.13 GOVERNMENT REGULATION & EXOTIC ENTERTAINMENT INDUSTRY. The Company seeks to operate establishments that offer "female exotic entertainment." This business routinely suffers severe and unfavorable regulatory burdens, adverse zoning ordinances, and other oppressive government regulations which may result in the Company incurring substantial losses and significant delays in connection with the development of any establishment.

     3.14 LACK OF DIVERSIFICATION. The Company's proposed business involving the proposed operation of establishments offering "female exotic entertainment" will not provide any diversification. If the Company is successful, all of the Company's business and assets will be concentrated in the same industry.

     3.15 QUESTIONS & RESPONSES TO STOCKHOLDER. Stockholder has personally met with the Company's President and has had an opportunity to ask questions of and receive answers to questions regarding the Company's affairs, the Company's proposed business, and all other aspects of the Company's current and proposed operations.

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

     3.16 STATUS OF STOCKHOLDER. Stockholder is a sophisticated and experienced in venture capital and investments. Stockholder understands that the representations contained herein are made for the purpose of satisfying the Company that it understands and is capable of understanding the merits and risks inherent in making the Investment. In connection with this Investment Agreement, Stockholder has been advised and understands that immediately prior to the offer and purchase of the Shares pursuant to this Agreement:

          3.16.01 Stockholder had such knowledge and experience in financial and business matters that the subscriber was capable of evaluating the merits and risks of the prospective investment; and

          3.16.02 Stockholder is able to bear the economic risk of the investment;

          3.16.03 Stockholder has consulted with such legal, tax, and other counsel, each of whom it has found necessary to consult concerning this transaction, and such consultation has included an examination of applicable documents and an analysis of all tax, financial, corporate, and securities law aspects. Stockholder, its counsel, its advisors, and such other persons with whom he found it necessary to consult, have sufficient knowledge and experience in such matters to evaluate the information and the risks of the investment and to make an informed investment decision with respect thereto; and

          3.16.04 With respect to the tax aspects of its investment, Stockholder is relying solely upon the advice of its own personal tax advisors and upon its own knowledge with respect thereto. Stockholder is aware that any Federal Income Tax benefits which may be available to it may be lost through adoption of new laws or regulations, amendments to existing laws and regulations, or changes in the interpretation of existing laws and regulations.

4.00. MISCELLANEOUS.

     4.01 NOTICE TO COMPANY & FURTHER ASSURANCES. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement. Stockholder agrees to promptly inform the Company of any proposed transfer, sale, assignment, or disposition of the Shares and to cooperate with the Company to allow for an orderly sale of the Shares without unnecessary interruption of the trading of the Company's Common Stock.

     4.02 SUCCESSORS. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the parties to this Agreement.

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     4.03 INDEPENDENT COUNSEL. Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

     4.04 INTEGRATION. This Agreement with the Purchase Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

     4.05 ATTORNEYS FEES. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

     4.06 INTERPRETATION. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

     4.07 CAPTIONS. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

     4.08 SEVERANCE. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

     4.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts.

     4.10 EXPENSES ASSOCIATED WITH THIS AGREEMENT. Each of the parties hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Agreement.

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     4.11 ARBITRATION. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in San Diego, California. All arbitration shall be conducted in accordance with the rules and regulations of the America Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 4.05 Above).

     A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. the decision of the arbitrator shall be binding upon the parties and judgement in accordance with that decision may be entered in any court having jurisdiction thereof.

     4.12 POWER TO BIND. A responsible officer of the Stockholder has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company to execute it.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

FOR THE COMPANY:                     FOR STOCKHOLDER:
                                     ITEX CORPORATION
                                     By Its duly authorized Agent
                                     ITEX USA, Inc.

By: /s/ Ralph M. Amato               By: /s/ Melinda G. Houser
   -----------------------------        --------------------------------
    Ralph M. Amato


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